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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Nellcor Puritan Bennett Incorporated and to the incorporation by reference therein of our report dated June 12, 1996, with respect to the consolidated financial statements and schedule of Aequitron Medical, Inc. incorporated by reference in its Annual Report (Form 10-K/A) for the year ended April 30, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Minneapolis, Minnesota
October 23, 1996